Exhibit 5.1

June 4, 2014

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

RE:	Century Communities, Inc.
Registration Statement on Form S-1 (File No. 333-195678)

Ladies and Gentlemen:

We have acted as counsel to Century Communities, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-195678) (as amended, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion with respect to the legality of the Shares (as defined below) being registered under the Registration Statement. The Registration Statement relates to the registration under the Securities Act of up to 4,672,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”), including Shares that may be sold by the Company to the underwriters pursuant to the exercise of the underwriters’ option to purchase additional Shares to cover over-allotments, if any, in connection with the Company’s initial public offering of its Common Stock (the “IPO”). The Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being delivered in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

In rendering the opinions expressed below, we have acted as counsel for the Company and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Registration Statement, (iii) the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement, (iv) the preliminary prospectus contained within the Registration Statement to be used in connection with the IPO (the “IPO Prospectus”), (v) the form of the Underwriting Agreement, and (vi) such other corporate documents and records of the Company, certificates of public officials and officers of the Company, resolutions of the Company’s board of directors and committees thereof, and other certificates, agreements and documents, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary

Century Communities, Inc.

corporate action on the part of the Company and, when issued and sold in the manner contemplated in the IPO Prospectus, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Legal Matters” in the prospectuses constituting a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP